Exhibit 99.2

FUBO DELIVERS STRONG Q1 FY 2026 RESULTS FOLLOWING

TRANSFORMATIVE BUSINESS COMBINATION WITH HULU + LIVE TV

Leading Pay TV Company Reported North America Q1 Revenue

of $1.54 Billion, Pro Forma Revenue of $1.68 Billion

Fubo, ESPN Announce Plans for Reseller Arrangement to Expand

the Reach of the Fubo Services

NEW YORK – FEBRUARY 3, 2026 – FuboTV Inc. (NYSE: FUBO) today announced its financial results for its first quarter fiscal 2026 ended December 31, 2025.

Additionally, Fubo and ESPN announced plans for a reseller and marketing arrangement to expand the reach and distribution of the Fubo services. Fubo Sports, which already includes ESPN Unlimited as well as FOX and CBS programming, will be available for purchase in ESPN’s commerce flow. In addition, ESPN will feature Fubo in various placements across ESPN digital properties. This arrangement is subject to the negotiation of definitive agreements.

For Q1 fiscal 2026, Fubo reported North America revenue of $1.543 billion, compared to $1.106 billion in the prior-year period. On a pro forma basis, giving effect to Fubo’s combination with The Walt Disney Company’s Hulu + Live TV business, North America revenue was $1.675 billion, compared to $1.579 billion during the prior-year period. Fubo’s reported net loss for Q1 was $19.1 million, while Pro Forma Net Loss was $46.4 million. Pro Forma Adjusted EBITDA1 was positive $41.4 million in the same period. On a combined basis, Fubo ended the quarter with 6.2 million North America Total Subscribers.

1Pro Forma Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of this measure to the most directly comparable U.S. GAAP financial measure, Pro Forma Net Loss (prepared in accordance with Article 11 of Regulation S-X), please refer to the “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” section of this press release. See “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures” for more information.

“2025 marked a year of transformation for Fubo as we completed a monumental business combination with Hulu + Live TV,” said David Gandler, co-founder and CEO of Fubo. “We set out on a mission to enhance consumer choice and expand programming flexibility by tapping into our collective strengths. We remain focused on our consumer promise to deliver value and choice across our flagship Fubo and Hulu + Live TV Pay TV brands.”

Q1 Fiscal 2026 Highlights

The following presents Fubo’s Q1 fiscal 2026 results compared to Q1 fiscal 2025 results on an as-reported basis and pro forma basis, which gives effect to Fubo’s business combination with Hulu + Live TV as if it had been completed at the beginning of the first period presented.2

Q1 Global Results

●	Reported Revenue of $1.549 billion, compared to $1.106 billion (up 40% Y/Y)
●	Pro Forma Revenue of $1.683 billion, compared to $1.588 billion (up 6% Y/Y)
●	Reported Net Loss of $19.1 million, compared to $38.6 million
●	Pro Forma Net Loss of $46.4 million, compared to $130.4 million
●	Pro Forma Adjusted EBITDA of $41.4 million, compared to $22.0 million
●	Cash Position: Fubo ended the quarter with $458.6 million in cash, cash equivalents and restricted cash on hand.
●	Reported Earnings Per Share (“EPS”) loss of $0.02

North America (“NA”) Results

●	Reported Revenue of $1.543 billion, compared to $1.106 billion
●	Pro Form a Revenue of $1.675 billion, compared to $1.579 billion
●	Total NA Subscribers of 6.2 million, compared to 6.3 million

Rest of World (“ROW”) Results

●	Reported Revenue of $5.8 million, compared to $0 million
●	Pro Forma Revenue of $8.6 million, compared to $9.4 million
●	Total ROW Subscribers of 335,000, compared to 362,000

Trailing Twelve Month (“TTM”) Results

●	TTM Reported Revenue of $4.9 billion
●	TTM Pro Forma Revenue of $6.2 billion
●	TTM Reported Net Loss of $136.8 million
●	TTM Pro Forma Net Loss of $94.0 million
●	TTM Pro Forma Adjusted EBITDA of $77.9 million

2As-reported financial results and information included herein, including historical periods and a portion of the current period, reflect (x) the results of the Hulu Live Business prepared on a carve-out basis, excluding the results of the historical Fubo business, for periods prior to October 29, 2025 (the “Closing Date”) and (y) the results of the combined Fubo and Hulu Live businesses as of and after the Closing Date. See “Basis of Presentation” and “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” for further information.

Reverse Stock Split

Fubo announced today a planned reverse stock split of its Class A and Class B common stock at an exchange ratio between one-for-eight to one-for-twelve, with the final ratio to be selected by Fubo’s Board of Directors. The reverse stock split has been approved by the Board and by unanimous written consent of stockholders representing a majority of the outstanding voting interests of the Company. The reverse stock split is intended to make the stock more accessible to a broader base of investors and will reduce the number of outstanding shares of common stock to a level better aligned with the Company’s size and scope. Fubo intends to file an information statement on Schedule 14C as required by Securities and Exchange Commission rules. Fubo Class A common stock is expected to begin trading on a split-adjusted basis later this quarter.

Complete first quarter fiscal 2026 results are detailed in Fubo’s shareholder letter available on the Company’s Investor Relations website and included in the Current Report on Form 8-K furnished with the SEC on February 3, 2026.

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks on the quarter followed by a question-and-answer session. The live webcast will be available on the Events & Presentations page of Fubo’s Investor Relations website. An archived replay of the webcast will be available on our website shortly after the conclusion of the call. Participants should join the call at least 10 minutes prior to ensure that they are connected prior to the event.

About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the U.S. (UBS estimates) and ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

Basis of Presentation

On October 29, 2025 (the “Closing Date”), FuboTV Inc. (the “Company” or “Fubo”), The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) consummated the transactions contemplated by the Business Combination Agreement, dated as of January 6, 2025, by and among Fubo, Disney and Hulu, pursuant to which the parties combined Fubo’s existing business with Disney’s Hulu + Live TV business (the “Hulu Live Business” and, such transactions, collectively, the “Business Combination”).

The Company has accounted for the Business Combination as a reverse acquisition of the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), with the Hulu Live Business treated as the accounting acquirer. Accordingly, commencing with the fiscal quarter ended December 31, 2025, the historical combined carve-out financial statements of the Hulu Live Business are presented as the historical financial statements of the Company. Prior to the Business Combination, the Hulu Live Business operated as part of Hulu, which is controlled and consolidated by Disney, and, therefore, its historical financial statements were prepared on a carve-out basis from Disney and Hulu, including allocations of certain corporate costs, shared services, and assets and liabilities that were not historically operated or financed on a standalone basis.

Accordingly, the financial results and information included herein for the current period reflects (x) the results of the Hulu Live Business prepared on a carve-out basis for the period from September 28, 2025 through October 28, 2025, and excludes Fubo’s results for this period, and (y) the results of combined Fubo and Hulu Live businesses for the period from October 29, 2025 through December 31, 2025. The financial results and information for all historical periods presented herein reflects the results of the Hulu Live Business prepared on a carve-out basis and excludes the results of the historical Fubo business. As a result, the historical results of the Hulu Live Business are not necessarily comparable to the results of the Company following the Business Combination.

To facilitate comparability between periods, we have also included supplemental unaudited pro forma condensed combined financial information, including Pro Forma Revenue and Pro Forma Net Income (Loss), giving effect to the Business Combination as if it had been consummated at the beginning of the first period presented. The unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. GAAP and Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information is based on the historical combined carve-out financial statements of the Hulu Live Business and the historical consolidated financial statements of Fubo, as adjusted to give effect to the Business Combination and related transactions. This information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

Prior to the closing of the Business Combination, the Hulu Live Business’s fiscal year ended on the Saturday closest to September 30, and the Company’s historical fiscal year end was December 31. Effective as of the Closing Date, the Company changed its fiscal year end to September 30, with its first full fiscal year following the Closing Date to end on September 30, 2026.

Key Performance Metrics and Non-GAAP Financial Measures

Total Subscribers

Total Subscribers represent the total number of subscribers to our live TV streaming services, including Fubo and Hulu + Live TV, who have completed registration, have activated a payment method (reflecting one paying subscriber per plan), and from whom payment was collected during the month ending the relevant period. Subscribers participating in free or trial offerings are excluded from this metric. We believe the number of total paid subscribers is a useful metric for gauging the size of our user base following the business combination with Hulu + Live TV. For comparative purposes, Total Subscribers for periods ended prior to the Closing Date gives effect to the Business Combination as if it had been completed at the beginning of such period.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA is a non-GAAP financial measure defined as Pro Forma Net income (Loss), adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, income tax provision (benefit), and certain corporate allocation expenses. Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV. Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

Pro Forma Adjusted EBITDA Margin

Pro Forma Adjusted EBITDA Margin is a non-GAAP financial measure defined as Pro Forma Adjusted EBITDA divided by Pro Forma Revenue.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this press release, including Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

FuboTV Inc.

Reconciliation of Pro Forma Net Income (Loss) to Non-GAAP Pro Forma Adjusted EBITDA

(in thousands)

	Three Months Ended
	December 31, 2025	September 27, 2025	June 28, 2025	March 29, 2025	December 28, 2024

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Adjusted EBITDA
Pro Forma net income (loss)	$(46,388)	$(96,253)	$(71,970)	$120,576	$(130,379)
Depreciation and amortization	27,367	46,579	46,580	46,570	46,218
Impairment of other assets	-	-	-	-	3,813
Stock-based compensation	18,240	14,068	12,832	3,075	23,680
Certain litigation and transaction expenses(1)	36,793	7,664	8,271	10,629	43,810
Other (income) expense	(8,808)	(528)	(564)	(220,996)	(160)
Income tax provision (benefit)	367	(3,410)	(63)	4,433	37
Certain corporate allocation expenses(2)	13,825	35,936	35,923	37,120	35,026
Pro Forma Adjusted EBITDA	41,396	4,056	31,009	1,407	22,045

Pro Forma Adjusted EBITDA	41,396	4,056	31,009	1,407	22,045
Divide:
Pro Forma Revenue	1,683,120	1,501,733	1,483,785	1,564,316	1,588,439
Pro Forma Adjusted EBITDA Margin	2.5%	0.3%	2.1%	0.1%	1.4%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

(2)	Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

FuboTV Inc.

Reconciliation of Pro Forma Net Income (Loss) to Non-GAAP Pro Forma Adjusted EBITDA (TTM)

(in thousands)

Trailing Twelve Months Ended
December 31, 2025

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Adjusted EBITDA
Pro Forma net income (loss)	$(94,035)
Depreciation and amortization	167,096
Stock-based compensation	48,215
Certain litigation and transaction expenses(1)	63,357
Other (income) expense	(230,896)
Income tax provision (benefit)	1,327
Certain corporate allocation expenses(2)	122,804
Pro Forma Adjusted EBITDA (TTM)	77,868

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

(2)	Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of Fubo that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our financial results, our offerings, our partnerships and other arrangements, including our reseller and marketing plans with ESPN, our sports programming and packaging, our planned reverse stock split and the timing and benefits thereof and the benefits of the Business Combination. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Business Combination; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Business Combination; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv